CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Post-Effective Amendment to the Registration Statement on Form N-1A of the AdvisorOne Funds and to the use of our report dated June 25, 2012 on the financial statements and financial highlights of each of the series funds comprising the AdvisorOne Funds. Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders, which are incorporated by reference in the Registration Statement and Prospectus.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

February 27, 2013